UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 10, 2024, (May 10, 2024)

NETWORK CN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30264	90-0370486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 705B, 7th Floor, New East Ocean Centre, 9 Science Museum Road, TST, KLN, Hong Kong

(Address of Principal Executive Offices)

(Zip Code)

852-9029 0586

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NWCN	OTC market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Ms. Shirley Cheng, the Chief Financial Officer, Corporate Secretary and Director of Network CN Inc. (the “Company”) notified the Company of her intention to resign from her position for personal reasons.  Ms. Cheng’s resignation will become effective on May 12, 2024.

Ms Cheng’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors is in the process of vetting suitable candidates to appoint as the Company’s new Chief Financial Officer and will announce any such appointment as soon as it is complete.

On May 2, 2024, the Company’s board of directors appointed Mr. Peter Li to serve as the Company’s Vice President – Finance, effective immediately.

Mr. Peter Li possesses over 35 years of experience in the field of accounting, financial management and internal control. During 2022 to 2023, Mr. Li worked as Director of Corporate Services, in UNICEF Hong Kong, a multinational NGO for the benefit of international children care. In 2017 to 2022, he worked as consultant on Pre-IPO investment, merge & acquisition, and investment finance projects. Mr. Li also worked in a non-profit making entity in 2013 to 2014, that managed one of the Hong Kong largest Revitalising projects which included hostel and exhibition halls. During 2007 to 2013, Mr. Li worked as Group Financial Controller in a Hong Kong toys manufacturing group with manufacturing plants in the PRC. During that time, a subsidiary of the group was preparing for pre-IPO project in Shenzhen. Mr. Li was appointed as Chief Financial Officer and Company Secretary of Man Shing Global Holdings Limited during 2015, the Group was listed on the GEM Board of Hong Kong in Apr 2017 (Stock Code: 8309.HK). Mr. Li responsible for managing the floatation of the Group during that time. Being the Head of Finance, he oversees the Group's corporate governance, financial planning, and management. Mr. Li obtained a certificate in accountancy from the Hong Kong Polytechnic. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and fellow member of the Association of International Accountants. Mr. Li is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Li and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2024

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung Chief Executive Officer